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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Incentive Stock Option Plan, 1995 Stock Incentive Plan for Employees and Consultants Option Agreements, Amended and Restated 1996 Stock Plan, 1997 Stock Plan and 1997 Employee Stock Purchase Plan and in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan, Stock Option Agreement and Warrant Agreement of Delta Internet Services, Inc. and in the related Prospectuses, of Concentric Network Corporation of our report dated January 25, 1999, with respect to the consolidated financial statements and financial statement schedule of Concentric Network Corporation included in this annual report (Form 10-K) for the year ended December 31, 1998.

                                        /s/ Ernst & Young LLP

San Jose, California
January 25, 1999